Exhibit 99(a)

ASIAINFO ANNOUNCES EXTENSION OF STOCK REPURCHASE PROGRAM

BEIJING/SANTA CLARA, Calif. – May 30, 2005 - AsiaInfo Holdings, Inc. (“AsiaInfo”) (Nasdaq: ASIA), a leading provider of software, solutions and services to telecom operators and enterprises in China, today announced that its Board of Directors has authorized an extension of its stock repurchase program, originally announced on November 23, 2004. Under the extended plan, AsiaInfo may repurchase a total of up to 5.5 million shares of its outstanding common stock, par value US$0.01 per share, including the approximately 4.2 million shares already purchased under the plan. AsiaInfo’s Board also authorized an extended period for the repurchase program, which will now terminate on August 17, 2005.

Under the extended program, AsiaInfo may, from time to time before August 17, 2005, depending on market conditions, share price and other factors, make one or more purchases on the open market or in privately negotiated transactions, of approximately 1.3 million additional shares of common stock. Such purchases under the program will be made in accordance with applicable law and subject to any required regulatory approvals. Any common stock repurchased by AsiaInfo will become part of its treasury stock and may be used by AsiaInfo to finance or execute acquisitions or other arrangements.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software and customer solutions to many of China’s largest enterprises. In addition to providing software and customer solutions to China’s telecom carriers, the Company also offers a wide range of enterprise solutions including security products and services, management consulting, e-HR and business intelligence, e-government and financial solutions to small, medium and large sized Chinese enterprises across multiple vertical industries.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved its major operations to China in 1995 and played a significant role in the construction of the national Internet backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued to diversify its product offerings and is now a major provider of enterprise software solutions in China.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

The information contained in this document is as of May 30, 2005. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in our periodic reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

US Contact:

ir@asiainfo.com

1-800-618-0588

408-970-9788

China Contacts:

Eileen Chu

AsiaInfo Technologies (China), Inc.

ir@asiainfo.com

8610-8216-6017

Cyrus Kanga

Ogilvy Public Relations Worldwide

Cyrus.Kanga@ogilvy.com

8610-8520-6688